UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

October 19, 2005

Date of Report (Date of earliest event reported)

FEI COMPANY

(Exact name of registrant as specified in its charter)

Oregon	000-22780	93-0621989
(State or other jurisdiction of incorporation)	(Commission Identification No.)	(IRS Employer File Number)

5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124

(Address of principal executive offices, including zip code)

(503) 726-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Vesting Acceleration of Certain Options

On October 19, 2005, the Board of Directors of FEI Company (the “Company”) approved the acceleration of the vesting, effective immediately, of certain of the Company’s “out-of-the-money” unvested stock options awarded to officers and employees. A stock option was considered “out-of-the-money” if it had an exercise price greater than $19.34, the closing price of our common stock on the Nasdaq National Market on October 19, 2005. Options held by Vahé A. Sarkissian, our President and Chief Executive Officer, and by non-employee directors were excluded from the vesting acceleration. The accelerated options were granted under the Company’s stock option plans. As a result of the acceleration, options to acquire approximately 1.4 million shares of our common stock, which otherwise would have vested from time to time over the next 45 months, became immediately exercisable. The accelerated options represent approximately 26% percent of the total of all outstanding options. For financial reporting purposes, no compensation expense will be recognized related to this modification as the options modified had exercise prices greater than the fair value of the underlying common stock on the date of the modification. Additionally, each of our Executive Officers (and selected other senior management) whose stock options were accelerated has agreed that the shares underlying those options may not be sold until the date those shares would otherwise have been vested under the terms of the original option agreements. The form of lock-up agreement that has been or will be executed by each of our Executive Officers is attached hereto as Exhibit 10.1.

Under the recently revised Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, the Company will be required to recognize the expense associated with its outstanding unvested stock options beginning in the first quarter of fiscal year 2006. As a result of the acceleration, the Company expects to reduce the stock option expense it otherwise would be required to record in connection with the accelerated options by approximately $16.5 million, excluding any tax benefits, over the original option vesting period.

In making the decision to accelerate these options, the Board of Directors considered a number of factors, including the interests of our shareholders in eliminating the amortization of compensation expense represented by unvested options, the accounting impact of vesting acceleration, the potential impact on employee morale and the potential benefit to the Company’s market value. The acceleration will make it easier for investors to compare our future results with those of prior fiscal periods. In addition, because these options have exercise prices in excess of current market values, they are not fully achieving their original objectives of incentive compensation and employee retention. Moreover, the lock-up agreements help preserve the employee retention benefit to the Company of the original option vesting schedule for Executive Officers.

Amendment of 1995 Stock Incentive Plan

On October 19, 2005, our Board of Directors also amended our 1995 Stock Incentive Plan, applicable to employees, directors and consultants of the Company, to provide for the grant of Restricted Stock Units. Although the plan already provided for the grant of Restricted Stock, the Compensation Committee of the Board believes that RSUs provide additional flexibility and other benefits as compared to Restricted Stock. Further, we expect that many other companies will be granting RSUs to employees and new hires and the Company needs the ability to grant RSUs to remain competitive in attracting and retaining employees. The 1995 Stock Incentive Plan, as amended to allow for RSU grants, is attached hereto as Exhibit 10.2.

Approval of Director Compensation

On October 19, 2005, a new cash compensation structure for our non-employee directors was approved. Under the new structure, which will become effective January 1, 2006, our non-employee directors will receive the following:

•      An annual board retainer of $25,000, paid in quarterly installments.

•      Board meeting fees of $1,500 per meeting, whether attended in-person or by phone.

•      Committee meeting fees of $1,000 per meeting, whether attended in-person or by phone.

•      Annual committee chair retainers, paid in quarterly installments as set forth below:

Audit Committee	$10,000
Compensation Committee	$5,000
Nominating/Corporate Governance Committee	$3,000

•      An annual lead director retainer of $10,000, paid in quarterly installments.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	Form of Lock-Up Agreement between the Company and Certain of its Executive Officers and Other Members of Senior Management.

10.2	1995 Incentive Stock Option Plan, as amended to date.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements related to the accounting treatment of vesting acceleration of unvested out-of-the-money stock options, the effect of SFAS 123R, the anticipated benefits of accelerating vesting of certain unvested stock options, the expected benefits of providing RSUs to certain employees and new hires. Factors that could cause actual results to differ materially from the forward-looking statements include the possibility that SFAS 123R will not be implemented as anticipated, that the acceleration of vesting of certain unvested stock options and the provision of RSUs to certain employees and new hires will not benefit us as anticipated. These factors and others are described in more detail in our public reports filed with the Securities and Exchange Commission, such as those discussed in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, all quarterly reports on Form 10-Q for the following fiscal quarters, all subsequent current reports on Form 8-K and all of our prior press releases. All forward-looking statements in this current report on Form 8-K are based on information available to us as of the date hereof, and we assume no duty to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ Bradley J. Thies
Bradley J. Thies
Vice President, General Counsel and Secretary

Date: October 24, 2005

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Lock-Up Agreement between the Company and Certain of its Executive Officers and Other Members of Senior Management.

10.2	1995 Incentive Stock Option Plan, as amended to date.